EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Infinite Graphics Incorporated on Form S-2 of our report dated July 22, 1998, appearing in the Annual Report on Form 10-KSB of Infinite Graphics Incorporated for the year ended April 30, 1998 and to the reference to us under heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
September 23, 1998